Exhibit C
                                CSW Energy, Inc.
                               Statement of Income
                 For the Twelve Months Ended September 30, 1999
                                   (Unaudited)
                                    ($000's)



OPERATING REVENUE:
          Electric revenues                                        $ 109,015
          Thermal revenues                                            42,322
          Equity in Income from energy projects                       12,607
          Operating and mantenance contract services                   8,204
          Construction contract revenue                               23,910
          Other                                                          630
                                                                   ---------
                  Total operating revenue                            196,688


OPERATING EXPENSES:
          Fuel                                                        82,372
          Operating, maintnance and supplies                          20,924
          Depreciation and amortization                                9,043
          Salaries, wages and benefits                                10,915
          Construction contract expenses                              17,400
          General and administrative                                  11,534
          Operating and maintenance contract services                  5,139
                                                                   ---------
                  Total operating expenses                           157,327

INCOME FROM OPERATIONS                                                39,361

OTHER INCOME (EXPENSE)
          Interest income                                              6,001
          Interest expense                                           (16,632)
          Other, net                                                  (2,108)
                                                                   ---------
                  Total other (expense)                              (12,739)

INCOME  BEFORE INCOME TAXES                                           26,622

PROVISION  FOR INCOME TAXES                                            9,616
                                                                   ---------

           Net income before change in accounting principle           17,006

EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                               5,203
                                                                   ---------

           Net income                                              $  11,803
                                                                   =========